UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

Rally Software Development Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	84-1597294
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3333 Walnut Street Boulder, Colorado	80301
(Address of principal executive offices)	(Zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered

Common Stock, $0.0001 par value	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following. ☐

Securities Act registration statement number to which the form relates:  333-187173

Securities to be registered pursuant to Section 12(g) of the Act:  None

Item 1.                   Description of Registrant’s Securities to be Registered.

Rally Software Development Corp. (the “Company”) hereby incorporates by reference the description of its common stock, par value $0.0001 per share, to be registered hereunder contained under the heading “Description of Capital Stock” in the Company’s Registration Statement on Form S-1 (File No. 333-187173), as originally filed with the Securities and Exchange Commission (the “Commission”) on March 11, 2013, as subsequently amended (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Company with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.                   Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Company are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Company has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Rally Software Development Corp.

Date: April 5, 2013	By:	/s/James M. Lejeal
		Name:	James M. Lejeal
		Title:	Chief Financial Officer